UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 23, 2009
PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647
(Address of Principal Executive Offices, including zip code)
(601) 948-4091
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On December 23, 2009, Parkway Properties, Inc. (the “Company”) entered into separate Equity Distribution Agreements (collectively, the “Agreements”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and Morgan Keegan & Company, Inc., each as sales agents and/or principals (collectively, the “Managers”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $75 million (the “Shares”).
     Sales of the Shares, if any, under the Agreements will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
     Under the terms of each Agreement, the Company also may sell Shares to one or more Managers, as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Shares to any of the Managers, as principal, the Company will enter into a separate terms agreement with such Manager and we will describe the agreement in a separate prospectus supplement or pricing supplement.
     The Managers are not required to sell on the Company’s behalf any specific number or dollar amount of the Shares, but each Manager, upon acceptance of written instructions from the Company, will make all sales on a best efforts basis using its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Managers and the Company. The Company will instruct the Managers as to the amount of Shares to be sold. The Company has no obligation to sell any Shares under the Agreements, and may at any time suspend solicitation and offers under the Agreements. Each Agreement may be terminated by each of the respective Manager or the Company at any time upon 10 days notice, and by the respective Manager at any time in certain circumstances, including the Company’s failure to maintain the listing of the Common Stock on the New York Stock Exchange or the occurrence of a material adverse change in the Company. The Company will pay the Managers a base commission of 2% of the gross sales price of all Shares sold through it as Manager under the applicable Agreement. Additionally, the Company will pay the Managers an incentive commission of up to 2% of the gross sales price of Shares sold through any Manager in connection with certain eligible sales made under the Agreements.
     The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-156050). The Company filed a prospectus supplement, dated December 23, 2009 with the Securities and Exchange Commission in connection with the offer and sale of the Shares. As disclosed in the prospectus supplement under the heading “Plan of Distribution,” in the ordinary course of business the Managers or their affiliates have engaged and may in the future engage in various financings, banking and investment banking services with, and provide financial advisory services to the Company and its affiliates, for which the Managers have received or may receive customary fees and expenses.

Page 2 of 3 Pages

     The foregoing descriptions of the material terms of the Agreements and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Agreements, which are filed as Exhibits 1.1, 1.2, 1.3 and 1.4 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.
1.1 Equity Distribution Agreement, dated as of December 23, 2009, among the Company, Parkway Properties LP and Wells Fargo Securities, LLC.
1.2 Equity Distribution Agreement, dated as of December 23, 2009, among the Company, Parkway Properties LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
1.3 Equity Distribution Agreement, dated as of December 23, 2009, among the Company, Parkway Properties LP and J.P. Morgan Securities Inc.
1.4 Equity Distribution Agreement, dated as of December 23, 2009, among the Company, Parkway Properties LP and Morgan Keegan & Company, Inc.
5.1 Opinion of Jaeckle Fleischmann & Mugel, LLP in connection with the Shares.
23.1 Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5.1).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 28, 2009

PARKWAY PROPERTIES, INC.
By:	/s/ J. Mitchell Collins
J. Mitchell Collins Executive Vice President, Chief Financial Officer and Secretary

Page 3 of 3 Pages